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                                                                    Exhibit 1(k)

                     AMENDMENT NO. 5 TO DECLARATION OF TRUST
                    OF MERCURY ASSET MANAGEMENT MASTER TRUST



         The undersigned Secretary of Mercury Asset Management Master Trust (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 10.4(c) of the Trust's Declaration of Trust dated April 23, 1998 (the "Declaration of Trust"), that the following amendment was duly adopted by the Board of Trustees on April 6, 2000.

         1. Section 5.2 of the Declaration of Trust is hereby amended to change the name of the "Mercury Master Portfolio 9 " to "Mercury Master Select Growth Portfolio."

         IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust as of April 6, 2000.

                                                     /s/ Robert E. Putney, III
                                                     ---------------------------
                                                     Robert E. Putney, III
                                                     Secretary